                                   EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                          AMERICA'S FINEST WATERS, INC.

                         CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION

                          AMERICA'S FINEST WATERS, INC.

     The following certificate of amendment to the articles of incorporation of AMERICA'S FINEST WATERS, INC., is adopted pursuant to the provisions of Sections 78.385, 78.390 and 78.395 of the Nevada Revised Statutes. We, the undersigned, as president and secretary of said Corporation, do hereby certify that the shareholders of the Corporation duly adopted on August 10, 1991, in accordance with Section 78.315 of the Nevada Revised Statutes, resolutions to amend the articles of incorporation as follows:

     The articles of incorporation shall be amended by deleting Article VI in its entirety and inserting the following in lieu thereof:

                                   ARTICLE VI

                                AUTHORIZED SHARES

     The corporation is authorized to issue a total of 55,000,000 shares, consisting of 5,000,000 shares of preferred stock having a par value of $0.001 per share, and 50,000,000 shares of common stock having a par value of $0.001 per share. The powers preferences, rights, qualifications, limitations or restrictions of the shares of stock of each class and series which the Corporation is authorized to issue, is as follows:

     Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the preferred Stock shall be alike in every particular, except there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers preferences and relative participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including without limiting the generality of the foregoing, the following:

     The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the Board of Directors;

     The rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any of such dividends to the dividends payable on any other class or classes of stock of the corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or non-cumulative.

     The right, if any, of the holders of shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of the corporation and the terms and conditions of such conversion or exchange the same for, another class of classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

     Whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

     The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding up of the corporation;

     The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

     The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the Board of Directors may fix, including, without limitation the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

     Common Stock. The Common Stock shall have the following powers, rights, qualifications, limitations and restrictions:

     After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after the Corporation shall comply with all the requirements if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the laws of the State of Nevada, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any as may be declared from time to time by the Board of Directors;

     After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and

     Except as may otherwise be required by law or these articles of incorporation , in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend the articles of incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or later or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

     OTHER PROVISIONS.

     The board of Directors of the Corporation shall have authority to authorize the issuance, from time t time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the Board of Directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessment thereon.

     Unless otherwise provided in the resolution of the Board of Directors providing for the issue of any series of preferred stock no holder of shares of any class of the Corporation or of any security of obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the corporation, whether now or hereafter authorized.

1. Anything herein contained to the contrary notwithstanding, any and all right, title, interest and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividend or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any person whatsoever.

2. Except as specifically provided herein, the provisions of the Corporation's articles of incorporation shall remain unamended and shall continue in full force and effect.

     That the foregoing amendment to the articles of incorporation was duly adopted at a duly called meeting of the stockholders of the Corporation held August 10, 1991; on the date of such meeting, the number of shares of the Corporation issued and outstanding and entitled to vote on the foregoing amendment to the articles of incorporation was 23,997,228 shares of common stock and no shares of preferred stock; and, stockholders of the Corporation holding 15,935,270 shares of common stock, which is greater than a majority of the issued and outstanding shares, voted in favor of the adoption of the foregoing amendment, and 483,583 shares voted against such amendment.

DATED this 10th day of December, 1991.

ATTEST:                                     AMERICA'S FINEST WATERS, INC.


   /s/ Paul B. Baker                        /s/ Richard M. Adams
------------------------                    --------------------------------
Paul B. Baker, Secretary                    By: Richard M. Adams, President.

Notary Stamp